UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT 06506-0901
203.499.2812 Fax: 203.499.3626

NEWS RELEASE

May 3, 2005                                  Analyst Contact:      Susan Allen     203-499-2409
               Media Contact:         Anita Steeves   203-499-2901
           After Hours      203-499-2812

UIL Holdings Corporation Announces First Quarter 2005 Earnings and Reaffirms Full-Year 2005 Earnings Guidance

UIL Holdings Corporation (NYSE: UIL) today reported income from continuing operations for the first quarter of 2005 of $3.2 million, or $0.22 per share, compared to $5.7 million, or $0.40 per share for the first quarter of 2004.

“The decrease in first quarter earnings for 2005 was anticipated, as there were a number of non-recurring gains recognized at the utility during the first quarter of 2004,” commented Nathaniel D. Woodson, UIL’s Chief Executive Officer. “In addition, United Bridgeport Energy’s first quarter 2005 results were affected by a scheduled maintenance-related plant outage.”

“With respect to the Connecticut Siting Council’s recent decision approving the Middletown to Norwalk transmission project, we are very pleased to be able to move forward with this significant investment in a vital infrastructure project,” added Mr. Woodson. “An upgrade to the transmission system is urgently needed and will benefit the electric consumers of Connecticut by improving reliability and reducing federally mandated congestion charges.”

The United Illuminating Company (UI)

Net income for UI, the regulated electric utility subsidiary of UIL, totaled $7.8 million, or $0.54 per share, in first quarter of 2005, compared to net income of $9.6 million, or $0.67 per share, in the first quarter of 2004. Absent $0.13 per share of non-recurring gains recognized in the first quarter of 2004, UI’s first quarter 2005 net income was unchanged from the same period of 2004. The non-recurring gains recognized in the first quarter of 2004 were as follows: (1) a $0.03 per share gain attributable to the impact of the final decisions issued by the Department of Public Utility Control (DPUC) regarding the disposition of proceeds from UI’s investment in its nuclear generating facilities, (2) a $0.07 per share adjustment related to a change in the accounting estimate for unbilled revenues resulting from the implementation of a new integrated software package which provides a more precise method of calculating unbilled revenue and (3) $0.03 per share related to the DPUC’s decision allowing partial recovery of increased pension and post-retirement benefits expenses for a portion of 2004. Excluding the impact of the non-recurring unbilled kilowatt-hour adjustment recognized in the first quarter of 2004, actual kilowatt-hour volume consumption before correcting for weather and the impact of leap year was

0.2% lower than the first quarter of 2004. However, real retail kilowatt-hour volume consumption, excluding the impacts of weather, leap year and the unbilled kilowatt-hour adjustment, was approximately 2% higher than the first quarter of 2004.

Real Retail kWh Sales excluding Weather, Leap Year and Unbilled Adjustment
	Q1 2005	Q1 2004	% Change
Millions of kWh	1,471	1,443	2%

Non-Utility Businesses

UIL serves as the parent company for the operating business Xcelecom, Inc. (Xcelecom), and two entities which hold minority ownership interests in their respective investments, United Bridgeport Energy, Inc. (UBE) and United Capital Investments, Inc. (UCI).

The non-utility businesses, including unallocated UIL Corporate costs, reported a loss from continuing operations of $4.6 million, or $0.32 per share, in the first quarter of 2005 compared to a loss from continuing operations of $3.9 million, or $0.27 per share, in the same period of 2004.

Xcelecom, Inc.

Xcelecom, engaged in the specialty electrical contracting and voice-data-video systems integration business, reported a net loss of $0.7 million, or $0.05 per share in the first quarter of 2005, compared to a net loss of $0.6 million, or $0.04 per share in the first quarter of 2004. Although overall revenues at Xcelecom increased by approximately $24 million as compared to the first quarter of 2004, the profitability realized on 2005 revenues was lower due to customer and project mix, and a lower proportion of service and smaller project revenues. Increases in selling and administrative costs in the first quarter of 2005 were primarily driven by the impacts of an acquisition made in 2004, along with hiring of additional personnel in the systems integration businesses to meet the needs of certain large projects. These overhead cost increases fully offset the positive impact of higher sales volume in the quarter. Xcelecom’s backlog of work to be completed has increased $15 million, or 9% percent compared to the same period of last year.

Non-Utility Minority Interest Investments

United Bridgeport Energy, Inc.

UBE holds a 33 1/3% ownership interest in Bridgeport Energy, LLC (BE). UBE had a loss of $2.7 million, or $0.19 per share in the first quarter of 2005, compared to a loss of $1.6 million, or $0.11 per share in the same quarter of 2004. First quarter 2005 results were approximately $0.12 per share lower than the same period of 2004 due to the costs of a planned outage that occurred in March and continued into April 2005. Excluding the impact of the outage, first quarter 2005 results were $0.04 per share better than the first quarter of 2004 due to higher revenues at the plant. In general, lower energy prices, high natural gas prices and the absence of a viable capacity market to provide incentive for generating plants to remain available, continue to negatively impact results. UBE’s first quarter 2005 results were also impacted by legal fees associated with resolving a dispute between UBE and the majority owner of BE regarding UBE’s contractual rights to sell its 33 1/3% interest in BE to the majority owner at fair market value, which reduced earnings by approximately $0.02 per share.

United Capital Investments, Inc.

UCI is a subsidiary of UIL which holds a number of passive and/or minority investments, including a 25% interest in Cross-Sound Cable, LLC (Cross-Sound), an entity that owns and operates a transmission line connecting Connecticut to Long Island under the Long Island Sound. During the first quarter of 2005, UCI reported net income of $0.1 million, or $0.01 per share, compared to a net loss of $0.1 million, or $0.01 per share, in the first quarter of 2004. The improvement from the prior year was due to an increase in earnings from Cross-Sound of $0.01 per share and better performance from UCI’s passive investments.

The remediation work required to bring the Cross-Sound cable into compliance with burial depth permit conditions set forth by the Connecticut Department of Environmental Protection was completed in January 2005.

UIL Corporate

UIL retains certain costs at the holding company, or “corporate,” level which are not allocated to the various non-utility subsidiaries. These costs generally include interest charges, and strategic and other administrative costs. UIL Corporate incurred unallocated after-tax costs of $1.3 million, or $0.09 per share in the first quarter of 2005, compared to unallocated after-tax costs of $1.6 million, or $0.11 per share in the same quarter of 2004. The improvement from the first quarter of 2004 was mainly due to lower interest and administrative costs. Unallocated costs at UIL Corporate were partially offset by after-tax interest income earned on the loan to Cross-Sound totaling $0.2 million, or $0.01 per share, and $0.1 million, or $0.01 per share, for the first quarter of 2005 and 2004, respectively.

Discontinued Operations

On June 22, 2004, UIL completed the sale of American Payment Systems (APS) to CheckFree Corporation, a leading provider of financial electronic commerce services and products, pursuant to the purchase agreement entered into between the parties on December 16, 2003. APS, and its 51% ownership interest in CellCards of Illinois, LLC (CCI) were classified as discontinued operations in the fourth quarter of 2003. On February 13, 2004, CCI was sold to an independent third party for book value, excluding transaction costs.

Net income from discontinued operations amounted to $1.4 million, or $0.10 per share, in the first quarter of 2004. No operations were classified as discontinued during the first quarter of 2005.

Looking Forward

UIL reaffirms its 2005 earnings guidance of $2.20 - $2.40 per share from continuing operations. The following chart shows a breakdown by business unit:

2005 Earnings Expectations
UI	$2.75 - $2.85
Xcelecom	$0.20 - $0.30
UBE	$(0.50) - $(0.40)
UCI	$0.00 - $0.05
UIL Corporate	$(0.40) - $(0.30)

Earnings from Continuing Operations for 2005*	$2.20 - $2.40
* Business unit expectations are not intended to be additive to consolidated expectations.

Upcoming Events

UIL will hold its Annual Meeting on Wednesday, May 11, 2005 at 10 a.m. at Quinnipiac University in Hamden, Connecticut.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for a number of entities: The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport areas; Xcelecom Inc., a leading provider of specialty contracting and voice-data-video systems integration; United Capital Investments, Inc., which holds a number of passive, minority investments, including a 25% interest in the Cross-Sound Cable Company, LLC; and United Bridgeport Energy, Inc., which holds a 33% interest in a gas-fired merchant wholesale electric generating facility. For more information on UIL Holdings, visit us at http://www.uil.com.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products, services and prices of UIL Holdings’ subsidiaries. The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

The following are summaries of UIL Holdings’ unaudited consolidated and segmented financial information for the first quarter 2005:

##

UIL HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF INCOME
(Thousands except per share amounts)
(Unaudited)

Three Months Ended
March 31,
	2005	2004

Operating Revenues
Utility	$186,916	$181,843
Non-utility businesses	91,624	67,584

Total Operating Revenues	278,540	249,427

Operating Expenses
Operation
Fuel and energy	95,167	87,938
Operation and maintenance	139,464	116,728
Depreciation and amortization	18,418	17,490
Taxes - other than income taxes	10,888	10,745

Total Operating Expenses	263,937	232,901

Operating Income From Continuing Operations	14,603	16,526

Other Income and (Deductions), net	2,712	4,300

Interest Charges, net
Interest on long-term debt	5,080	5,110
Other interest, net	549	722

	5,629	5,832
Amortization of debt expense and redemption premiums	384	336

Total Interest Charges, net	6,013	6,168

Income From Continuing Operations Before Income Taxes
and Equity Earnings	11,302	14,658

Income Taxes	4,342	6,066

Income From Continuing Operations Before Equity Earnings	6,960	8,592
Income (Losses) from Equity Investments	(3,732)	(2,900)

Income From Continuing Operations	3,228	5,692
Discontinued Operations, Net of Tax	-	1,443

Net Income	$3,228	$7,135

Average Number of Common Shares Outstanding - Basic	14,503	14,335
Average Number of Common Shares Outstanding - Diluted	14,593	14,426

Earnings Per Share of Common Stock - Basic:
Continuing Operations	$0.22	$0.40
Discontinued Operations	-	0.10

Net Earnings	$0.22	$0.50

Earnings Per Share of Common Stock - Diluted:
Continuing Operations	$0.22	$0.39
Discontinued Operations	-	$0.10

Net Earnings	$0.22	$0.49

Cash Dividends Declared per share of Common Stock	$0.72	$0.72

UIL HOLDINGS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

	March 31,	December 31,
(thousands of dollars)	2005	2004
ASSETS
Current assets	$250,292	$258,078
Property, plant and equipment, net	565,573	563,852
Regulatory assets	784,829	797,059
Other long-term assets	169,781	168,619
Total Assets	$1,770,475	$1,787,608

LIABILITIES AND CAPITALIZATION
Current liabilities	$193,925	$197,624
Noncurrent liabilities	142,716	147,434
Deferred income taxes	345,437	345,482
Regulatory liabilities	59,307	57,497
Total Liabilities	741,385	748,037

Net long-term debt	486,888	491,174
Net common stock equity	542,202	548,397
Total Capitalization	1,029,090	1,039,571
Total Liabilities and Capitalization	$1,770,475	$1,787,608

UIL HOLDINGS CORPORATION
SEGMENTED CONSOLIDATED INCOME STATEMENT

Quarter Ended
March 31,

(In Millions - Unaudited)	2005	2004
Operating Revenue
UI from operations	$186.9	$181.8
Xcelecom	91.6	67.6
Total	$278.5	$249.4

Fuel and energy expense - UI	$95.2	$87.9

Operation and maintenance expense
UI	$47.0	$48.4
Xcelecom	91.0	66.9
Minority Interest Investment and Other (1)	1.5	1.4
Total	$139.5	$116.7

Depreciation and amortization
UI	$7.5	$7.5
Xcelecom	0.9	0.9
Subtotal depreciation	8.4	8.4
Amortization of regulatory assets (UI)	9.8	8.8
Amortization Xcelecom	0.2	0.3
Total depreciation and amortization	$18.4	$17.5

Taxes - other than income taxes
UI - State gross earnings tax	$5.9	$6.0
UI - other	4.3	4.0
Xcelecom	0.7	0.7
Total	$10.9	$10.7

Other Income (Deductions)
UI - other	$2.1	$3.6
Xcelecom	0.3	0.3
Minority Interest Investment and Other (1)	0.3	0.4
Total	$2.7	$4.3

Interest Charges
UI	$3.9	$4.1
UI - Amortization: debt expense, redemption premiums	0.3	0.3
Xcelecom	0.3	0.1
Minority Interest Investment and Other (1)	1.5	1.7
Total	$6.0	$6.2

Income Taxes
UI	$7.4	$8.9
Xcelecom	(0.5)	(0.4)
Minority Interest Investment and Other (1)	(2.6)	(2.4)
Total	$4.3	$6.1

Income (Losses) from Equity Investments
UI	$0.1	$0.1
Minority Interest Investment and Other (2)	(3.8)	(3.0)
Total	($3.7)	($2.9)

Net Income
UI	$7.8	$9.6
Xcelecom	(0.7)	(0.6)
Minority Interest Investment and Other (1) (2)	(3.9)	(3.3)
Subtotal Net Income from Continuing Operations	3.2	5.7
Discontinued Operations	0.0	1.4
Total Net Income	$3.2	$7.1

 (1) The category "Minority Interest Investment and Other" includes amounts recognized at the non-utility businesses in relation to their minority interest investments, as well as unallocated holding company costs.

(2) Includes income (losses) recognized at the non-utility businesses in relation to their minority interest investments.

BUSINESS SEGMENT SUMMARY INFORMATION
(In Millions, except per share amounts)

UIL HOLDINGS CORPORATION

	Quarter Ended	Quarter Ended
	Mar. 31, 2005	Mar. 31, 2004

Income from Continuing Operations, net of tax	$3.2	$5.7

Net Income	$3.2	$7.1

Earnings per Share - basic	$0.22	$0.50

THE UNITED ILLUMINATING COMPANY

	Quarter Ended	Quarter Ended
	Mar. 31, 2005	Mar. 31, 2004

Net Income	$7.8	$9.6

Earnings per Share - basic	$0.54	$0.67

Retail Sales (millions of KWH)	1,474	1,522	*
*Includes 46 million KWH non-recurring adjustment associated with a change in accounting estimate to unbilled revenue recognized in Q1 2004.

NON-UTILITY BUSINESSES

	Quarter Ended	Quarter Ended
XCELECOM	Mar. 31, 2005	Mar. 31, 2004

Net Income	$(0.7)	$(0.6)

Earnings per Share - basic	$(0.05)	$(0.04)

MINORITY INTEREST INVESTMENT
AND OTHER
Net Income	$(3.9)	$(3.3)

Earnings per Share - basic	$(0.27)	$(0.23)

DISCONTINUED OPERATIONS

Net Income	$-	$1.4

Earnings per Share - basic	$-	$0.10

TOTAL NON-UTILITY BUSINESSES

Net Income	$(4.6)	$(2.5)

Earnings per Share - basic	$(0.32)	$(0.17)